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                                                                   Exhibit 10.11

                   EXECUTIVE CONFIDENTIALITY, NON-SOLICITATION
                              AND INSIDER AGREEMENT


TO: HUB INTERNATIONAL LIMITED AND ITS SUBSIDIARIES (collectively, "Hub International")
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     WHEREAS:

     A. the undersigned (the "Executive") and Hub International have entered into an employment agreement dated as at the date hereof whereby Hub International employs the Executive (the "Employment Agreement"); and

     B. the defined terms "Cause" and "Good Reason" used in this Agreement have the meanings given to them in the Employment Agreement;

          NOW THEREFORE for good and valuable consideration, including the employment of the Executive by Hub International, the Executive agrees as follows:

     1. PROPERTY. The Executive acknowledges and agrees that all books of business, policies of insurance, documents, computer records, vouchers and other books, papers and records connected with the business of Hub International, whether paid for, serviced or produced by the respective corporation of Hub International or not, are the property of the respective corporation and shall be at all times open to the respective corporation for the purposes of examination, and shall be turned over and surrendered to the respective corporation or its representatives upon the order of the respective corporation or on the termination of the Executive's relationship with Hub International for any reason whatsoever.

     2. CONFIDENTIALITY. The Executive acknowledges that in the course of carrying out the Executive's duties to Hub International, the Executive will have access to and will be entrusted with confidential information concerning the business and corporate affairs of the corporations of Hub International and their clients ("Confidential Information"), including information pertaining to the respective corporation's relationships with insurance carriers and lenders, compensation structures, client underwriting and policy renewal information, internal accounting procedures, policies and information, unique insurance product features, insurance programs developed by the respective corporation (with or without the assistance of the Executive), marketing strategies, e-commerce strategies, personnel and training procedures. The term "Confidential Information" shall be deemed to include all such information that the Executive currently possesses as a result of the Executive's prior employment, if any, by any of the corporations of Hub International. The Executive agrees that all Confidential Information acquired by the Executive or disclosed to the Executive shall be held in the strictest confidence. The Executive shall not disclose any Confidential Information to any other person during the term of the Executive's relationship with Hub International or at any

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          time thereafter without the prior written consent of the respective corporation, except as may be required for the Executive to fulfil the Executive's duties to Hub International or as may be required by law. Neither during the term of the Executive's relationship with Hub International nor at any time thereafter will the Executive make use of any Confidential Information for the Executive's own benefit or for the benefit of any other person or persons, firm, partnership, association or corporation other than Hub International, or assist others in so doing; provided that nothing herein shall prohibit the Executive from using Confidential Information that:

          (a) was readily available to the public at the time such information was available to the Executive;

          (b) became readily available to the public after the time such information was made available to the Executive other than through a breach of this Agreement;

          (c) is lawfully and in good faith obtained by the Executive from an independent third party without a breach of obligations of confidentiality or of this Agreement; or

          (d) is information and expertise that was known to the Executive prior to the date of this Agreement or any prior agreement of employment, services or confidentiality between the Executive and any of the corporations of Hub International.

          The Executive shall have the burden of proof in establishing that any item of Confidential Information falls within one of the foregoing exceptions.

          The Executive acknowledges and agrees that the disclosure of any Confidential Information to competitors of Hub International or to the general public may be highly detrimental to the business interests of Hub International. The Executive acknowledges and agrees that the right of Hub International to maintain Confidential Information as confidential constitutes a proprietary right that the respective corporation is entitled to protect. Unless otherwise agreed to by the respective corporation, all Confidential Information shall be and shall remain the sole and exclusive property of the respective corporation. The Executive shall return to Hub International, forthwith upon the effective date of termination of the Executive's relationship with Hub International for any reason whatsoever, all records of Confidential Information in the possession of the Executive which were acquired in connection with the Executive's employment by Hub International. The Executive agrees that in the event of any breach of this Section 2, and in addition to any other remedies available to Hub International at law or otherwise, Hub International Limited, either on its own behalf or on behalf of the other respective corporation(s) of Hub International, shall be entitled as a matter of right to apply to a court of competent jurisdiction for relief by way of injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by the Executive with the provisions of this Section 2.

     3.   NON-SOLICITATION

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          (a)  The Executive agrees that the Executive will not, without the prior written consent of Hub International Limited, either during the term of the Executive's employment with Hub International or at any time within a period of two (2) years following the cessation thereof for any reason whatsoever (the "Restricted Period"), either individually, in partnership, jointly, or in conjunction with any other person or persons, firm, partnership, association, company, corporation or any other entity as principal, agent, employee, shareholder, or in any other capacity whatsoever, directly or indirectly, approach or solicit any client, employee or producer of Hub International except for the benefit of Hub International or attempt to direct any such client, Executive or producer away from Hub International. Without limiting the generality of the foregoing, the Executive shall not directly or indirectly approach or solicit any of the clients comprising the book of insurance business serviced by Hub International while the Executive is employed by Hub International for the purpose of selling insurance or consulting as to the purchase or sale of insurance during the Restricted Period, other than on behalf of Hub International.

          (b)  The Executive shall pay to Hub International a sum equal to two
               (2) times the annual commissions and fees generated by clients obtained by the Executive in violation of Section 3(a). For each such client, the annual commissions and fees shall be the greater of the amount generated in the year preceding and the amount generated in the year following the date upon which the client becomes a client of the competing business.

          (c) The amount payable by the Executive under Section 3(b) shall be paid in cash and as soon as it is determinable and may be set off by Hub International against any amount owing or to become owing by any corporation of Hub International to the Executive. The Executive acknowledges that the said amount is a reasonable calculation of the respective corporation's liquidated damages given the interest of the respective corporation in maintaining its client base and the future profits which would be foregone by the corporation if the Executive violates the provisions of
               Section 3(a). The Executive further acknowledges that the payment by the Executive pursuant to Section 3(b) shall in no way limit the other remedies to which the respective corporation of Hub International may be entitled as a result of the Executive's breach of Section 3(a). Without limiting the generality of the foregoing, the Executive recognizes that a breach by the Executive of any of the covenants contained in Section 3(a) would result in damages to the respective corporation of Hub International on an ongoing basis and that Hub International may not be adequately compensated for such damages by the payment of the amounts contemplated in Section 3(b). The Executive agrees that in the event of any such breach, and in addition to any other remedies available to Hub International at law or otherwise, Hub International Limited, either on its own behalf or on behalf of the respective corporation(s) of Hub International, shall be entitled as a matter of right to apply to a court of competent jurisdiction for relief by way of injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by the Executive with the provisions of Section 3(a).

     4. NON-COMPETITION. The Executive covenants and agrees that the Executive will not, without the prior written consent of Hub International, during the Restricted Period, either individually, in partnership, jointly, or in conjunction with any other person or persons, firm, partnership, association, company, corporation or any other entity as

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          principal, agent, employee, shareholder, or in any other capacity whatsoever carry on or be engaged in any aspect of the insurance agency business in the United States or Canada, or advise, lend money to, guarantee the debts or obligations of, or permit the Executive's name or any part thereof to be used or employed by any other person or persons, firm, partnership, association, company, corporation or any other entity engaged in any aspect of the insurance agency business in the United States or Canada. Notwithstanding the foregoing, the provisions of this Section 4 shall not:

          (a) apply in the event that this Agreement is terminated by Hub International without Cause or by the Executive for Good Reason, including in accordance with Section 5(2) of the Employment Agreement; or

          (b) prohibit the Executive from directly or indirectly owning up to 10% of the issued capital stock of any public company the price of whose shares is quoted in a published newspaper of general circulation.

     5. DISCLOSURE OF MATERIAL INFORMATION. The Executive acknowledges that common shares of Hub International Limited are traded on the Toronto Stock Exchange and that, subject to certain exceptions, as a publicly traded company Hub International Limited has an obligation not to disseminate material information related to the company unless disclosure of such information is made contemporaneously to the public. The Executive therefore agrees not to make any public disclosure of material information related to Hub International without the prior written consent of Hub International Limited. The Executive further acknowledges that unauthorized disclosure by the Executive of internal information relating to Hub International could result in liability under insider trading legislation for Hub International Limited and/or the Executive. Notwithstanding the foregoing, the Executive undertakes and agrees to disclose unpublished material information related to Hub International to the Executive's immediate supervisor, Hub International Limited's General Counsel or such other person of authority employed by Hub International Limited as may be appropriate under the circumstances, if the Executive has reason to believe that such information is not then known to the appropriate person(s) of authority employed by Hub International Limited who would, in the normal course, determine whether Hub International Limited must disclose such information to the public.

     6. INSIDER TRADING. The Executive acknowledges that if the Executive is in possession of any material information that relates to Hub International that has not yet been made public, the Executive must refrain from trading in Hub International Limited's shares (buying or selling) until the material information has been made public and the Executive agrees to advise others to whom the Executive divulges unpublished material information that they have the same responsibility.

     7. CODE OF ETHICS. The Executive acknowledges that the Executive has received, read and understands Hub International Limited's "Insider Trading Code of Ethics and Disclosure Requirements" and agrees to comply therewith.

     8. GROUNDS FOR DISMISSAL. The Executive acknowledges and agrees that due to the significance of the matters addressed herein and the negative consequences that may follow a contravention of any of the terms hereof, a breach by the Executive of any of the Executive's obligations hereunder may result in the Executive's immediate

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          dismissal and that such breach shall be deemed to be included in the definition of "Cause".

     9. RESTRICTIONS NECESSARY. The Executive agrees that all restrictions in this Agreement are necessary and fundamental to the protection of the business of the corporations of Hub International and are reasonable.

     10. ENFORCEABILITY. If any covenant or provision of this Agreement is determined to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision of this Agreement. If any of the provisions of or covenants contained in this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction. If any of the provisions of or covenants contained in this Agreement are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties agree that the court making such determinations shall have the power to reduce the duration and/or scope of such provision or covenant and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of the provisions of this Agreement in any other jurisdiction.

     11. GOVERNING LAW. This Agreement shall be interpreted in accordance with the laws of the State of Illinois.



          DATED this 19th day of March, 2001.




/s/ Martin P. Hughes                         /s/ W. Kirk James
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WITNESS       SIGNATURE                      EXECUTIVE SIGNATURE



Martin P. Hughes                             W. Kirk James
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PRINT WITNESS NAME                           PRINT EXECUTIVE NAME